                                                                    EXHIBIT 2.2

                                VOTING AGREEMENT


     This Voting Agreement ("AGREEMENT") is made and entered into as of September 9, 1997, between Silicon Valley Group, Inc., a Delaware corporation ("PARENT"), and the undersigned shareholder ("SHAREHOLDER") of Tinsley Laboratories, Inc., a California corporation (the "COMPANY").

                                    RECITALS

     A. Concurrently with the execution of this Agreement, Parent, the Company and SV Acquisition, Inc., a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), are entering into an Agreement and Plan of Reorganization (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Merger Sub with and into the Company. Pursuant to the Merger, shares of capital stock of the Company will be converted into Common Stock of Parent on the basis described in the Merger Agreement.

     B. The Shareholder is the record holder and beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), of such number of shares of the outstanding Common Stock of the Company as is indicated on the final page of this Agreement (the "SHARES").

     C. As a material inducement to enter into the Merger Agreement, Parent desires the Shareholder to agree, and the Shareholder is willing to agree, to vote the Shares and any other such shares of capital stock of the Company so as to facilitate consummation of the Merger.

     NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

     1.   AGREEMENT TO VOTE SHARES; ADDITIONAL PURCHASES.

          1.1 AGREEMENT TO VOTE SHARES. At every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Shareholder shall vote the Shares and any New Shares in favor of
(x) approval of the Merger Agreement and the Merger and (y) any matter that could reasonably be expected to facilitate the Merger.

          1.2 ADDITIONAL PURCHASES. Shareholder agrees that any shares of capital stock of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership after the execution of this Agreement and prior to the date of termination of this Agreement ("NEW SHARES") shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares.

     2. IRREVOCABLE PROXY. Concurrently with the execution of this Agreement, Shareholder agrees to deliver to Parent a proxy in the form attached hereto as EXHIBIT A (the "PROXY"), which shall be irrevocable, with the total number of shares of capital stock of the Company beneficially owned (as such term is defined in Rule 13d-3 under the Exchange Act) by Shareholder set forth therein.

     3. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. Shareholder (i) is the beneficial owner of the Shares, which at the date hereof are free and clear of any liens, claims, options, charges or other encumbrances; (ii) does not beneficially own any shares of capital stock of the Company other than the Shares (excluding shares as to which Shareholder currently disclaims beneficial ownership in accordance with applicable law); and (iii) has full power and authority to make, enter into and carry out the terms of this Agreement.

     4. ADDITIONAL DOCUMENTS. Shareholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent or Shareholder, as the case may be, to carry out the intent of this Agreement.

     5. CONSENT AND WAIVER. Shareholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

     6. TERMINATION. This Agreement shall terminate and shall have no further force or effect as of the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement or (ii) such date and time as the Merger Agreement shall have been terminated pursuant to Article VII thereof.

     7.   MISCELLANEOUS.

          7.1 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          7.2 BINDING EFFECT AND ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          7.3 AMENDMENTS AND MODIFICATION. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          7.4 SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

          7.5 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and sufficient if delivered in person, by cable, telegram or telex, or sent by mail (registered or certified mail, postage prepaid, return receipt requested) or overnight courier (prepaid) to the respective parties as follows:

          If to Parent:           Silicon Valley Group, Inc.
                                  101 Metro Drive, Suite 400
                                  San Jose, CA  95110
                                  Attn: Chief Executive Officer

          With a copy  to:        Wilson Sonsini Goodrich & Rosati, P.C.
                                  650 Page Mill Road
                                  Palo Alto, California 94304-1050
                                  Attn:  Larry W. Sonsini, Esq.
                                         Aaron J. Alter, Esq.

          If to the Shareholder:  To the address for notice set forth on the last page hereof.

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall only be effective upon receipt.

           7.6 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of California (without regard to the principles of conflict of laws thereof).

           7.7 ENTIRE AGREEMENT. This Agreement contains the entire understanding of the parties in respect of the subject matter hereof, and supersedes all prior negotiations and understandings between the parties with respect to such subject matter.

          7.8 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

          7.9 EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date and year first above written.

                                             SILICON VALLEY GROUP, INC.


                                             By:______________________________

                                             Title:___________________________

                                             SHAREHOLDER:

                                             By:______________________________

                                             Shareholder's Address for Notice:

                                             _________________________________

                                             _________________________________

                                             _________________________________

                                             __________ Shares of Common Stock
                                             Beneficially Owned







                             ***VOTING AGREEMENT***

                                    Exhibit A

                                IRREVOCABLE PROXY


     The undersigned Shareholder of Tinsley Laboratories, Inc., a California corporation (the "COMPANY"), hereby irrevocably appoints the directors on the Board of Directors of Silicon Valley Group, Inc., a Delaware corporation ("PARENT"), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to the shares of capital stock of the Company beneficially owned by the undersigned, which shares are listed on the final page of this Proxy (the "SHARES"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof, until such time as that certain Agreement of Merger and Plan of Reorganization dated as of September 9, 1997 (the "MERGER AGREEMENT"), among Parent, SV Acquisition, Inc., a California corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and the Company, shall be terminated in accordance with its terms or the Merger (as defined in the Merger Agreement) is effective. Upon the execution hereof, all prior proxies given by the undersigned with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and no subsequent proxies will be given.

     This proxy is irrevocable, is granted pursuant to the Voting Agreement dated as of September 9, 1997 between Parent and the undersigned Shareholder (the "VOTING AGREEMENT"), and is granted in consideration of Parent entering into the Merger Agreement. The attorneys and proxies named above will be empowered at any time prior to termination of the Merger Agreement to exercise all voting and other rights (including, without limitation, the power to execute and deliver written consents with respect to the Shares) of the undersigned at every annual, special or adjourned meeting of the Company shareholders, and in every written consent in lieu of such a meeting, or otherwise, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger.

     The attorneys and proxies named above may only exercise this proxy to vote the Shares subject hereto at any time prior to termination of the Merger Agreement at every annual, special or adjourned meeting of the shareholders of the Company and in every written consent in lieu of such meeting, in favor of approval of the Merger and the Merger Agreement and any matter that could reasonably be expected to facilitate the Merger. The undersigned Shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This proxy is irrevocable.

Dated:  September __, 1997

     Signature of Shareholder:_____________________________________

     Print Name of Shareholder:____________________________________

     _____________________________Shares of Common Stock Beneficially Owned








                                  ***PROXY***


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